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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement Nos. 333-29837, 333-70793, 333-79301, 333-85049 and
333-39304.



/s/ Arthur Andersen LLP



Minneapolis, Minnesota,
May 4, 2001